     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998



                                                      Registration No. 333-49531

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          U.S. OFFICE PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    5112                                   52-1906050
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            ------------------------

               1025 THOMAS JEFFERSON STREET, N.W., SUITE 600 EAST
                             WASHINGTON, D.C. 20007
                                 (202) 339-6700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                 THOMAS MORGAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          U.S. OFFICE PRODUCTS COMPANY
               1025 THOMAS JEFFERSON STREET, N.W., SUITE 600 EAST
                             WASHINGTON, D.C. 20007
                                 (202) 339-6700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                WITH A COPY TO:

            GEORGE P. STAMAS, ESQ.                           MARK D. DIRECTOR, ESQ.
         WILMER, CUTLER AND PICKERING               EXECUTIVE VICE PRESIDENT--ADMINISTRATION,
              2445 M STREET, N.W.                         GENERAL COUNSEL AND SECRETARY
            WASHINGTON, D.C. 20037                        U.S. OFFICE PRODUCTS COMPANY
                (202) 663-6000                         1025 THOMAS JEFFERSON STREET, N.W.
                                                                 SUITE 600 EAST
                                                             WASHINGTON, D.C. 20007
                                                                 (202) 339-6700

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    U.S. Office Products' Amended and Restated By-laws provide that U.S. Office Products shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Article Eight of U.S. Office Products' Amended and Restated Certificate of Incorporation provides that U.S. Office Products directors will not be personally liable to U.S. Office Products or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to U.S. Office Products or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) See Exhibit Index for list of exhibits.

        (b) Not applicable.

        (c) Not applicable.

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) To deliver or cause to be delivered with the Offering Circular/Prospectus, to each person to whom the Offering Circular/Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Offering Circular/Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Offering Circular/Prospectus, to deliver, or caused to be delivered to each person to whom the Offering Circular/Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Offering Circular/Prospectus to provide such interim financial information.

    (3) To respond to requests for information that is incorporated by reference into the Offering Circular/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on April 14, 1998.


                                U.S. OFFICE PRODUCTS COMPANY

                                By:             /s/ THOMAS I. MORGAN
                                     -----------------------------------------
                                               Name: Thomas I. Morgan
                                           Title: Chief Executive Officer

    Each person whose signature appears below hereby appoints Thomas I. Morgan and Mark D. Director, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                          /s/ THOMAS I. MORGAN
                                          --------------------------------------
                                          Thomas I. Morgan
                                          Title: Chief Executive Officer
                                          (Principal Executive Officer)
                                          and Director
                                          Date: April 14, 1998



                                          *
                                          --------------------------------------
                                          Donald H. Platt
                                          Title: Chief Financial Officer
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)
                                          Date: April 14, 1998



                                          *
                                          --------------------------------------
                                          Jonathan J. Ledecky
                                          Title: Chairman of the Board of
                                          Directors
                                          Date: April 14, 1998

                                          *
                                          --------------------------------------
                                          Michael Dooling
                                          Title: Director
                                          Date: April 14, 1998



                                          *
                                          --------------------------------------
                                          Allon H. Lefever
                                          Title: Director
                                          Date: April 14, 1998



                                          *
                                          --------------------------------------
                                          John A. Quelch
                                          Title: Director
                                          Date: April 14, 1998



                                *By:            /s/ MARK D. DIRECTOR
                                     -----------------------------------------
                                                  Mark D. Director
                                                  ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT NUMBER                                               DESCRIPTION
---------------  ----------------------------------------------------------------------------------------------------
        5.1*     Opinion of Wilmer, Cutler & Pickering regarding legality
        8.1*     Opinion of Wilmer, Cutler & Pickering regarding tax matters
       12.1+     Statement regarding computation of ratio of earnings to fixed charges
       23.1+     Consent of Charles P. Pieper to be named as a director
       23.2+     Consent of Price Waterhouse LLP
       23.3+     Consent of Ernst & Young LLP
       23.4+     Consent of Hertz, Herson & Company, LLP
       23.5*     Consents of KPMG Peat Marwick LLP
       23.6+     Consent of BDO Seidman, LLP
       23.7*     Consent of Rubin, Koehmstedt & Nadler, PLC
       23.8*     Consent of Deloitte & Touche LLP
       23.9      Consent of Wilmer, Cutler & Pickering (contained in Exhibits 5.1 and 8.1)
       24.1+     Power of Attorney (included on signature page)
       99.1      Form of Letter of Transmittal
       99.2+     Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
       99.3      Form of Letter to Clients


------------------------


+   Previously filed.


*   To be supplied by amendment.